SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                February 10, 2004
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                                 CNE Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)
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Delaware                                1-9224                  56-2346563
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(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                      Identification No.)


200 West 57th Street, Suite 507
       New York, New York                                              10019
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 (Address of Principal Executive Offices)                           (Zip Code)


                                  212-977-2200
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               Registrant's telephone number, including area code


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(Former name or former address, if changed since last report)

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Item 5. Other Information
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In a private  transaction  on February 10, 2004,  the Company sold to accredited investors, some of whom are existing common stockholders of the Company, 1,750,000 shares of its Common Stock, par value $.00001 per share, for $0.40 per share for an aggregate consideration of $700,000. This transaction was effected pursuant to the exemption from the registration provisions of the Securities Act of 1933 provided by Section 4(2) thereof.

The financial effect of the sale of the Common Stock will be to increase the Company's Stockholders' Equity by the net proceeds of the transaction, approximating $567,000. These proceeds will be utilized for working capital and general corporate purposes.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                CNE GROUP, INC.



Date:  February 10, 2004                        By: /S/Anthony S. Conigliaro
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                                                       Anthony S. Conigliaro
                                                       Vice President and
                                                       Chief Financial Officer


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